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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     As independent petroleum engineers and geologists, we hereby consent to the incorporation by reference in the prospectus constituting part of this Amendment No. 1 to registration statement on Form S-4 (Commission File No. 333-126393) of KCS Energy, Inc. of the Annual Report on Form 10-K for the year ended December 31, 2004 for KCS Energy, Inc. in accordance with the requirements of the Securities Act of 1933, as amended, with the inclusion in such Annual Report of our oil and gas reserve audit as of December 31, 2004 incorporated therein, and to all references to our Firm included in this registration statement and the Annual Report, in the form and context in which they appear. We also consent to the reference to our Firm under the heading "Experts" in this registration statement.


                                          NETHERLAND, SEWELL & ASSOCIATES, INC.

                                          By: /s/ Frederic D. Sewell
                                            ------------------------------------
                                            Frederic D. Sewell
                                            Chairman and Chief Executive Officer

Dallas, Texas

August 19, 2005